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                                                                    Exhibit 23.1
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement of Synova Healthcare Group, Inc. on Form S-8 of our report dated March 17, 2006 (except for Note 18, for which the date is March 31, 2006) in this Annual Report on Form 10-KSB of Synova Healthcare Group, Inc. for the year ended December 31, 2005.

/s/ Morison Cogen LLP
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Morison Cogen LLP
Bala Cynwyd, Pennsylvania
April 12, 2006